EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
KVH Industries, Inc.

      We consent to the use of our reports included in the KVH Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is incorporated by reference herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Providence, Rhode Island
February 6, 2001